Exhibit 99.1

Fox Factory Holding Corp. Announces Fourth Quarter and Fiscal 2020 Financial Results
Achieves Record Fourth Quarter Sales of $262.4 Million
Reports Earnings per Diluted Share of $0.75
Reports Adjusted Earnings per Diluted Share of $0.90
Introduces Fiscal 2021 Guidance
BRASELTON, Georgia, February 25, 2021 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”) today reported financial results for the fourth quarter and fiscal year ended January 1, 2021.
Fourth Quarter Fiscal 2020 Highlights
•Sales increased 41.2% to $262.4 million, compared to $185.9 million in the same period last fiscal year
•Gross margin decreased 30 basis points to 31.8%, compared to 32.1% in the same period last fiscal year; non-GAAP adjusted gross margin decreased 10 basis points to 32.0% compared to 32.1% in the same period last fiscal year
•Net income attributable to FOX stockholders was $31.8 million, or 12.1% of sales and $0.75 of earnings per diluted share, compared to $22.5 million, or 12.1% of sales and $0.58 of earnings per diluted share in the same period last fiscal year
•Non-GAAP adjusted net income was $38.2 million, or $0.90 of adjusted earnings per diluted share, compared to $25.4 million, or $0.65 of adjusted earnings per diluted share in the same period last fiscal year
•Adjusted EBITDA was $51.2 million, or 19.5% of sales, compared to $34.4 million, or 18.5% of sales in the same period last fiscal year

"We are pleased to report record revenue and profitability in 2020, despite the numerous labor, supply chain, and production challenges created by the pandemic. This feat was only made possible because of our teams’ sheer resilience, dedication, and adaptability as we came back from the unprecedented global shut down, delivering back to back record quarters to wrap up 2020," commented Mike Dennison, FOX’s Chief Executive Officer. "We feel optimistic about our prospects as we move into 2021 with solid business momentum, expanded OEM relationships, and enhanced production capabilities. We are excited about the growth opportunities ahead of us with our compelling and diversified performance-defining product offerings, expanding end user customer base, and world class team."

Sales for the fourth quarter of fiscal 2020 were $262.4 million, an increase of 41.2% as compared to sales of $185.9 million in the fourth quarter of fiscal 2019. This increase in sales reflects a 44.6% increase in Specialty Sports Group sales, and a 38.7% increase in Powered Vehicles Group sales. The increase in Specialty Sports Group products is primarily driven by increased demand in both the original equipment manufacturer ("OEM") and aftermarket channels. The increase in Powered Vehicles Group sales is primarily due to the impact of SCA, a subsidiary which was acquired in March 2020, along with increases in off-road products including side-by-sides.

Gross margin was 31.8% for the fourth quarter of fiscal 2020, a 30 basis point decrease from gross margin of 32.1% in the fourth quarter of fiscal 2019. Non-GAAP adjusted gross margin decreased 10 basis points to 32.0% from the same prior fiscal year period, excluding the effects of strategic transformation and acquisition related costs. The decrease in gross margin was primarily due to higher transit costs due to the increase in demand, costs related to the transition and ramp of our U.S. manufacturing facilities, and inefficiencies due to the COVID-19 pandemic, which were partially offset by favorable product and channel mix including the impact of the SCA acquisition. A reconciliation of gross profit to non-GAAP adjusted gross profit and the resulting non-GAAP adjusted gross margin is provided at the end of this press release.
Total operating expenses were $45.8 million for the fourth quarter of fiscal 2020, compared to $33.5 million in the fourth quarter of fiscal 2019. The increase in operating expenses is primarily due to SCA related expenses including acquisition related costs, operating costs, and amortization expense. Additionally, we incurred higher headcount costs as we expanded our administrative support functions as well as higher incentive compensation. As a percentage of sales, operating expenses were 17.5% for the fourth quarter of fiscal 2020, compared to 18.0% in the fourth quarter of fiscal 2019. Non-GAAP operating expenses were $39.4 million, or 15.0% of sales, in the fourth quarter of fiscal 2020, compared to $30.3 million, or 16.3% of sales, in the fourth quarter of the prior fiscal year. Reconciliations of operating expense to non-GAAP operating expense are provided at the end of this press release.
The Company’s effective tax rate was 9.2% in the fourth quarter of fiscal 2020, compared to an effective tax rate of 10.0% in the fourth quarter of fiscal 2019.
Net income attributable to FOX stockholders in the fourth quarter of fiscal 2020 was $31.8 million, compared to $22.5 million in the fourth quarter of the prior fiscal year. Earnings per diluted share for the fourth quarter of fiscal 2020 were $0.75, compared to earnings per diluted share of $0.58 for the fourth quarter of fiscal 2019.
Non-GAAP adjusted net income was $38.2 million, or $0.90 of adjusted earnings per diluted share, compared to adjusted net income of $25.4 million, or $0.65 of adjusted earnings per diluted share, in the same period of the prior fiscal year. Reconciliations of net income attributable to FOX stockholders as compared to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per diluted share are provided at the end of this press release.
Adjusted EBITDA in the fourth quarter of fiscal 2020 was $51.2 million, compared to $34.4 million in the fourth quarter of fiscal 2019. Adjusted EBITDA margin in the fourth quarter of fiscal 2020 was 19.5%, compared to 18.5% in the fourth quarter of fiscal 2019. Reconciliations of net income to adjusted EBITDA and the calculation of adjusted EBITDA margin are provided at the end of this press release.
Fiscal Year 2020 Results
Sales for the fiscal year ended January 1, 2021, were $890.6 million, an increase of 18.6% compared to the same period in 2019. Sales of Specialty Sports and Powered Vehicle products increased 22.4% and 16.1%, respectively, for fiscal 2020 compared to the prior year period.
Gross margin was 32.5% in fiscal 2020, a 20 basis point increase, compared to gross margin of 32.3% in fiscal 2019. On a non-GAAP basis, adjusted gross margin increased 20 basis points, excluding the effects of strategic transformation and acquisition related costs. The increase in year-to-date gross margin was primarily due to the impact of the SCA acquisition and a change in product and channel mix partially offset by incremental cost due to the COVID-19 pandemic. A reconciliation of gross profit to non-GAAP adjusted gross profit and the resulting non-GAAP adjusted gross margin is provided at the end of this press release.

Total operating expenses in fiscal 2020 were $175.4 million or 19.7% of sales, as compared to $129.9 million or 17.3% of sales, in fiscal 2019. The increase in operating expenses is primarily due to SCA related expenses including acquisition related costs, operating costs, and amortization expense. Non-GAAP operating expenses were $139.4 million, or 15.7% of sales as compared to $116.3 million, or 15.5% of sales. Reconciliations of operating expense to non-GAAP operating expense are provided at the end of this press release.
Net income attributable to FOX stockholders in fiscal 2020 was $90.7 million, compared to $93.0 million in the prior fiscal year. Earnings per diluted share for the fiscal year 2020 were $2.22, compared to $2.38 in fiscal 2019.
Non-GAAP adjusted net income in fiscal 2020 was $123.8 million, or $3.03 of adjusted earnings per diluted share, compared to $106.3 million, or $2.72 of adjusted earnings per diluted share in the prior fiscal year. Reconciliations of net income attributable to FOX stockholders to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.
Adjusted EBITDA increased to $176.3 million in fiscal 2020, compared to $146.2 million in the fiscal 2019. Adjusted EBITDA margin increased to 19.8% in fiscal 2020, compared to 19.5% in fiscal 2019. Reconciliations of net income to adjusted EBITDA and the calculation of non-GAAP adjusted EBITDA margin are provided at the end of this press release.
Balance Sheet Highlights
As of January 1, 2021, the Company had cash and cash equivalents of $245.8 million compared to $43.7 million as of January 3, 2020. The cash balance reflects $198.2 million from the Company's June 2020 common stock offering of 2.8 million shares. Inventory was $127.1 million as of January 1, 2021, compared to $128.5 million as of January 3, 2020. As of January 1, 2021, accounts receivable and accounts payable were $121.2 million and $92.4 million, respectively, compared to $91.6 million and $55.1 million, respectively, as of January 3, 2020. The changes in inventory, accounts receivable, and accounts payable reflect business growth as well as timing of vendor payments. Prepaids and other current assets increased to $87.9 million as of January 1, 2021, compared to $17.9 million as of January 3, 2020, primarily due to SCA-related items including vehicle chassis deposits and contingent retention incentives held in escrow.
Property, plant and equipment, net was $163.3 million as of January 1, 2021, compared to $108.4 million as of January 3, 2020 reflecting capital expenditures of $56.7 million as well as the acquisition of SCA.
Total debt was $389.6 million as of January 1, 2021, compared to $68.0 million as of January 3, 2020. The increase is primarily due to borrowings to fund the acquisition of SCA in the first quarter of fiscal 2020.
Fiscal 2021 Guidance
For the first quarter of fiscal 2021, the Company expects sales in the range of $255.0 million to $275.0 million and non-GAAP adjusted earnings per diluted share in the range of $0.75 to $0.85.
For the fiscal year 2021, the Company expects sales in the range of $1,035 million to $1,085 million and non-GAAP adjusted earnings per diluted share in the range of $3.30 to $3.60. The Company’s full year 2021 guidance assumes a tax rate range of 15.0% to 19.0%.

Non-GAAP adjusted earnings per diluted share exclude the following items net of applicable tax: amortization of purchased intangibles, patent litigation-related expenses, acquisition and integration-related expenses, strategic transformation costs, and costs related to tax restructuring initiatives. A quantitative reconciliation of non-GAAP adjusted earnings per diluted share for the fourth quarter and full fiscal year 2021 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such a reconciliation.
Announces the Retirement of Larry L. Enterline as Executive Chair
FOX also announced today in a separate press release that Larry L. Enterline will retire from the role of Executive Chair of the Board of Directors (the “Board”) on April 2, 2021 after being a part of the FOX family for nearly a decade. The Board appointed Dudley Mendenhall, who currently serves as the Lead Independent Director and Chair of the Audit Committee, to succeed Mr. Enterline as the Chair of the Board, effective April 2, 2021. The Board appointed Jean Hlay, who currently serves as a member of both the Audit Committee and Compensation Committee, to succeed Mr. Mendenhall as Chair of the Audit Committee, effective April 2, 2021.
Conference Call & Webcast
The Company will hold an investor conference call today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). The conference call dial-in number for North America listeners is (877) 876-9176, and international listeners may dial (785) 424-1670; the conference ID is FOXFQ420 or 36937420. Live audio of the conference call will be simultaneously webcast in the Investor Relations section of the Company's website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.
About Fox Factory Holding Corp. (NASDAQ: FOXF)
Fox Factory Holding Corp. designs and manufactures performance-defining ride dynamics products primarily for bicycles, on-road and off-road vehicles and trucks, side-by-side vehicles, all-terrain vehicles, snowmobiles, specialty vehicles and applications, motorcycles, and commercial trucks. The Company is a direct supplier to leading powered vehicle OEMs. Additionally, the Company supplies top bicycle OEMs and their contract manufacturers, and provides aftermarket products to retailers and distributors.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), FOX is including in this press release “non-GAAP adjusted gross margin,” “non-GAAP operating expense,” “non-GAAP adjusted net income,” “non-GAAP adjusted earnings per diluted share,” “adjusted EBITDA,” and “adjusted EBITDA margin,” all of which are non-GAAP financial measures. FOX defines non-GAAP adjusted gross margin as gross profit margin adjusted for certain strategic transformation costs and the amortization of acquired inventory valuation markup. FOX defines non-GAAP operating expense as operating expense adjusted for amortization of purchased intangibles, patent litigation-related expenses, acquisition and integration-related expenses, strategic transformation costs and costs related to tax restructuring initiatives. FOX defines non-GAAP adjusted net income as net income attributable to FOX stockholders adjusted for amortization of purchased intangibles, patent litigation-related expenses, acquisition and integration-related expenses, strategic transformation costs, and costs related to tax restructuring initiatives, all net of applicable tax. These adjustments are more fully described in the tables included at the end of this press release. Non-GAAP adjusted earnings per diluted share is defined as non-GAAP adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, patent litigation-related expenses, acquisition and integration-related expenses, strategic transformation costs, and costs related to tax restructuring initiatives that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.
FOX includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP operating expense, non-GAAP adjusted net income and adjusted EBITDA (and accordingly, non-GAAP adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP operating expense, non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

FOX FACTORY HOLDING CORP.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	As of	As of
	January 1,	January 3
	2021	2020

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$245,764	$43,736
Accounts receivable (net of allowances of $663 and $810 at January 1, 2021 and January 3, 2020, respectively)	121,194	91,632
Inventory	127,091	128,505
Prepaids and other current assets	87,920	17,940
Total current assets	581,969	281,813
Property, plant and equipment, net	163,288	108,379
Lease right-of-use assets	26,148	17,472
Deferred tax assets	19,362	25,725
Goodwill	289,349	93,527
Intangibles, net	204,491	81,949
Other assets	1,954	451
Total assets	$1,286,561	$609,316
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$92,403	$55,144
Accrued expenses	59,391	35,744
Reserve for uncertain tax positions	1,095	925
Current portion of long-term debt	12,500	—
Total current liabilities	165,389	91,813
Line of credit	—	68,000
Long-term debt, less current portion	377,088	—
Other liabilities	24,913	11,584
Total liabilities	567,390	171,397
Redeemable non-controlling interest	—	15,719
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of January 1, 2021 and January 3, 2020	—	—
Common stock, $0.001 par value — 90,000 authorized; 42,692,000 shares issued and 41,802,000 outstanding as of January 1, 2021; 39,448,000 shares issued and 38,559,000 outstanding as of January 3, 2020	42	39
Additional paid-in capital	336,834	123,274
Treasury stock, at cost; 890 common shares as of January 1, 2021 and January 3, 2020	(13,754)	(13,754)
Accumulated other comprehensive income	1,068	150
Retained earnings	394,981	312,491
Total stockholders’ equity	719,171	422,200
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$1,286,561	$609,316

FOX FACTORY HOLDING CORP.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	For the three months ended		For the twelve months ended
	January 1,	January 3,	January 1,	January 3,
	2021	2020	2021	2020
Sales	$262,391	$185,881	$890,554	$751,020
Cost of sales	178,919	126,240	601,007	508,285
Gross profit	83,472	59,641	289,547	242,735
Operating expenses:
Sales and marketing	13,923	10,608	52,214	42,794
Research and development	9,513	8,347	34,292	31,789
General and administrative	17,867	12,934	71,309	48,999
Amortization of purchased intangibles	4,499	1,593	17,583	6,344
Total operating expenses	45,802	33,482	175,398	129,926
Income from operations	37,670	26,159	114,149	112,809
Other expense, net:
Interest expense	2,264	591	9,294	3,173
Other expense	381	535	325	1,067
Other expense, net	2,645	1,126	9,619	4,240
Income before income taxes	35,025	25,033	104,530	108,569
Provision for income taxes	3,229	2,503	12,784	14,099
Net income	31,796	22,530	91,746	94,470
Less: net income attributable to non-controlling interest	—	8	1,072	1,437
Net income attributable to FOX stockholders	$31,796	$22,522	$90,674	$93,033
Earnings per share:
Basic	$0.76	$0.58	$2.25	$2.43
Diluted	$0.75	$0.58	$2.22	$2.38
Weighted-average shares used to compute earnings per share:
Basic	41,740	38,540	40,229	38,333
Diluted	42,260	39,151	40,801	39,155

FOX FACTORY HOLDING CORP.
NET INCOME TO NON-GAAP ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF NON-GAAP ADJUSTED EARNINGS PER SHARE
(In thousands, except per share data)
(Unaudited)
The following table provides a reconciliation of net income attributable to FOX stockholders, the most directly comparable financial measure calculated and presented in accordance with GAAP, to non-GAAP adjusted net income (a non-GAAP measure), and the calculation of non-GAAP adjusted earnings per share (a non-GAAP measure) for the three and twelve months ended January 1, 2021 and January 3, 2020. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the twelve months ended
	January 1,	January 3,	January 1,	January 3,
	2021	2020	2021	2020
Net income attributable to FOX stockholders	$31,796	$22,522	$90,674	$93,033
Amortization of purchased intangibles	4,499	1,593	17,583	6,344
Patent litigation-related expenses	333	354	1,960	4,401
Other acquisition and integration-related expenses (1)	1,485	721	15,429	2,665
Strategic transformation costs (2)	476	545	2,798	1,705
Tax reform implementation costs	—	—	—	186
Tax impacts of reconciling items above (3)	(361)	(309)	(4,619)	(1,987)
Non-GAAP adjusted net income	$38,228	$25,426	$123,825	$106,347

Non-GAAP adjusted EPS
Basic	$0.92	$0.66	$3.08	$2.77
Diluted	$0.90	$0.65	$3.03	$2.72

Weighted average shares used to compute non-GAAP adjusted EPS
Basic	41,740	38,540	40,229	38,333
Diluted	42,260	39,151	40,801	39,155
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended		For the twelve months ended
	January 1,	January 3,	January 1,	January 3,
	2021	2020	2021	2020
Acquisition related costs and expenses	$1,485	$721	$15,369	$1,568
Finished goods inventory valuation adjustment	—	—	60	1,097
Other acquisition and integration-related expenses	$1,485	$721	$15,429	$2,665
(2) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations. For the three and twelve month periods ended January 1, 2021, $98 and $1,063 is classified as operating expense, and $378 and $1,735 is classified as cost of sales, respectively. For the three and twelve month periods ended January 3, 2020, $476 and $1,140 is classified as operating expenses, and $69 and $565 is classified as cost of sales, respectively.
(3) Tax impact calculated based on the respective year to date effective tax rate, including the full year impact of non-deductible transaction costs.

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION AND
CALCULATION OF NET INCOME MARGIN AND ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)
The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and the calculations of net income margin and adjusted EBITDA margin (a non-GAAP measure) for the three and twelve months ended January 1, 2021 and January 3, 2020. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the twelve months ended
	January 1,	January 3,	January 1,	January 3,
	2021	2020	2021	2020
Net income	$31,796	$22,530	$91,746	$94,470
Provision for income taxes	3,229	2,503	12,784	14,099
Depreciation and amortization	9,184	4,747	33,923	17,604
Non-cash stock-based compensation	2,258	1,909	8,618	6,864
Patent litigation-related expenses	333	354	1,960	4,401
Other acquisition and integration-related expenses (1)	1,324	721	14,894	2,665
Strategic transformation costs (2)	476	545	2,798	1,705
Tax reform implementation costs	—	—	—	186
Other expense, net	2,645	1,126	9,619	4,240
Adjusted EBITDA	$51,245	$34,435	$176,342	$146,234

Net Income Margin	12.1%	12.1%	10.3%	12.6%

Adjusted EBITDA Margin	19.5%	18.5%	19.8%	19.5%
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations, excluding $160 and $534 in stock-based compensation for the three and twelve month periods ended January 1, 2021, and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended		For the twelve months ended
	January 1,	January 3,	January 1,	January 3,
	2021	2020	2021	2020
Acquisition related costs and expenses	$1,324	$721	$14,834	$1,568
Finished goods inventory valuation adjustment	—	—	60	1,097
Other acquisition and integration-related expenses	$1,324	$721	$14,894	$2,665
(2) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations. For the three and twelve month periods ended January 1, 2021, $98 and $1,063 is classified as operating expense, and $378 and $1,735 is classified as cost of sales, respectively. For the three and twelve month periods ended January 3, 2020, $476 and $1,140 is classified as operating expense, and $69 and $565 is classified as cost of sales, respectively.

FOX FACTORY HOLDING CORP.
GROSS PROFIT TO NON-GAAP ADJUSTED GROSS PROFIT RECONCILIATION AND
CALCULATION OF GROSS MARGIN AND NON-GAAP ADJUSTED GROSS MARGIN
(In thousands)
(Unaudited)
The following table provides a reconciliation of gross profit to non-GAAP adjusted gross profit (a non-GAAP measure) for the three and twelve months ended January 1, 2021 and January 3, 2020, and the calculation of gross margin and non-GAAP adjusted gross margin (a non-GAAP measure). These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the twelve months ended
	January 1,	January 3,	January 1,	January 3,
	2021	2020	2021	2020
Sales	$262,391	$185,881	$890,554	$751,020

Gross Profit	$83,472	$59,641	$289,547	$242,735
Strategic transformation costs (1)	378	69	1,735	565
Amortization of acquired inventory valuation markup (2)	—	—	60	1,097
Non-GAAP Adjusted Gross Profit	$83,850	$59,710	$291,342	$244,397

Gross Margin	31.8%	32.1%	32.5%	32.3%

Non-GAAP Adjusted Gross Margin	32.0%	32.1%	32.7%	32.5%
(1) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations.
(2) Represents the impact of the finished goods inventory valuation adjustment recorded in connection with our 2020 acquisition of SCA and our 2019 acquisition of Ridetech.

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO NON-GAAP OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF OPERATING EXPENSE AND NON-GAAP OPERATING EXPENSE AS A PERCENTAGE OF SALES
(In thousands)
(Unaudited)
The following tables provide a reconciliation of operating expense to non-GAAP operating expense (a non-GAAP measure) and the calculations of operating expense as a percentage of sales and non-GAAP operating expense as a percentage of sales (a non-GAAP measure), for the three and twelve months ended January 1, 2021 and January 3, 2020. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended		For the twelve months ended
	January 1,	January 3,	January 1,	January 3,
	2021	2020	2021	2020
Sales	$262,391	$185,881	$890,554	$751,020

Operating Expense	$45,802	$33,482	$175,398	$129,926
Amortization of purchased intangibles	(4,499)	(1,593)	(17,583)	(6,344)
Patent litigation-related expenses	(333)	(354)	(1,960)	(4,401)
Other acquisition and integration-related expenses (1)	(1,485)	(721)	(15,369)	(1,568)
Strategic transformation costs (2)	(98)	(476)	(1,063)	(1,140)
Tax reform implementation costs	—	—	—	(186)
Non-GAAP operating expense	$39,387	$30,338	$139,423	$116,287

Operating expense as a percentage of sales	17.5%	18.0%	19.7%	17.3%

Non-GAAP operating expense as a percentage of sales	15.0%	16.3%	15.7%	15.5%
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations.
(2) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the impact of the global outbreak of COVID-19 on the Company’s business and operations; the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future non-GAAP adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; the Company’s ability to improve operating and supply chain efficiencies; the Company’s ability to enforce its intellectual property rights; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; the Company’s ability to adapt its business model to mitigate the impact of certain changes in tax laws including those enacted in the U.S. in December 2017; changes in the relative proportion of profit earned in the numerous jurisdictions in which the Company does business and in tax legislation, case law and other authoritative guidance in those jurisdictions; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the Company’s exposure to exchange rate fluctuations; the loss of key customers; strategic transformation costs; the outcome of pending litigation; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s loss of key personnel, management and skilled engineers; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; product recalls and product liability claims; future economic or market conditions; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
Fox Factory Holding Corp.
Vivek Bhakuni
Director of Investor Relations and Business Development
706-471-5241
vbhakuni@ridefox.com